UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                  FORM 8-K


                               CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                     Securities and Exchange Act of 1934



     Date of Report (Date of earliest event reported): September 16, 2003

                             STRATESEC INCORPORATED
            (Exact name of registrant as specified in its charter)


    Delaware                          1-13427                 22-2817302
   (State of                   (Commission File No.)         (IRS Employer
  Incorporation)                                            Identification No.)


                        14360 Sullyfield Circle, Suite B
                            Chantilly, Virginia 20151
          (Address of principal executive offices, including zip code)



                                  (703) 961-5683
                (Registrant's telephone number, including area code)

                             STRATESEC INCORPORATED

Item 5.  Other

         The Company recently learned that its principal lender, E. S. Bankest, is terminating its business and is in the process of being liquidated by a court appointed receiver and will no longer honor its financial commitment to the Company, upon which, as noted in previous filings, the Company is dependent. Attempts to negotiate with the receiver some form of continuing agreement and conversion of Bankest's debt to equity have been futile even though Bankest and its nominees own approximately 7 million shares (approximately 45%) of the Company's outstanding shares. Consequently, the Company must cease its operations.

Forward-Looking Statements

This Form 8-K includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act. All statements, other than statements of historical fact, included in this Form 8-K that address activities, events, or developments that the Company expects, projects, believes, or anticipates will or may occur in the future, including matters having to do with existing or future contracts, the Company's ability to fund its operations and repay debt, business strategies, expansion and growth of operations and other such matters, are forward-looking statements. These statements are based on certain assumptions and analyses made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. These statements are subject to a number of assumptions, risks and uncertainties, including general economic and business conditions, the Company's ability or inability to obtain additional capital, the business opportunities (or lack thereof) that may be presented to and pursued by the Company, the Company's performance on its current contracts and its success in obtaining new contracts, the Company's ability to attract and retain qualified employees, and other factors, many of which are beyond the Company's control. You are cautioned that these forward-looking statements are not guarantees of future performance and those actual results or developments may differ materially from those projected in such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATESEC INCORPORATED


/s/ Barry McDaniel
---------------------

Barry McDaniel
Chief Executive Officer



Dated: September 15, 2003